SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 15, 2014

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and first six months 2014 results through June 30, 2014.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 15, 2014, announcing the second quarter and first six months 2014 results through June 30, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: July 15, 2014

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2014

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2014 net income available to common shareholders of $927,000, or $0.05 per diluted common share.  This compares to net income available to common shareholders of $1,018,000, or $0.05 per diluted common share, reported for the second quarter of 2013.  For the six month period ended June 30, 2014, the Company reported net income available to common shareholders of $1,804,000, or $0.10 per diluted share.  When compared to the first six months of 2013, net income available to common shareholders was down by $218,000 or 10.8% while diluted earnings per share declined by a lesser amount of $0.01, or 9.1%, as total shares outstanding were lower in 2014 due to the success of the Company’s common stock repurchase program which was completed in the second quarter of 2013.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2014 and 2013:

	Second Quarter 2014	Second Quarter 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

Net income	$979,000	$1,070,000	$1,909,000	$2,126,000
Net income available to common shareholders	$927,000	$1,018,000	$1,804,000	$2,022,000
Diluted earnings per share	$ 0.05	$ 0.05	$ 0.10	$0.11

Glenn L. Wilson, President and Chief Executive Officer, commented on the second quarter 2014 financial results: “Our strategic focus on growing our loan portfolio while maintaining strong asset quality continues to show favorable results.  Over the past twelve months, we have increased total loans by $53 million, or 7.10%, to a record level of $805 million.  This has been an important factor contributing to the growth in net interest income that AmeriServ Financial has achieved so far in 2014.  Additionally, our asset quality metrics continue to be outstanding as non-performing assets are only 0.56% of total loans and our allowance for loan losses provided 256% coverage of non-performing loans at June 30, 2014.”

The Company’s net interest income in the second quarter of 2014 increased by $363,000, or 4.5%, from the prior year’s second quarter and for the first six months of 2014 increased by $846,000, or 5.3%, when compared to the first six months of 2013.  The Company’s net interest margin of 3.52% for the first six months of 2014 was two basis points lower than the net interest margin of 3.54% for the first half of 2013.  There was a similar net interest margin decline of three basis points when the second quarter of 2014 is compared to the prior year second quarter.  We believe that this performance demonstrates that the recent pace of net interest margin contraction has slowed from the pace of margin decline experienced over the previous two years.  The Company has been able to mitigate this net interest margin pressure and to increase net interest income by both growing its earning assets and reducing its cost of funds. Specifically, the earning asset growth has occurred in the loan portfolio as total loans averaged $791 million in the first half of 2014 which is $63 million, or 8.7%, higher than the $728 million average for the first half of 2013.  This loan growth reflects the successful results of the Company’s more intensive sales calling efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans, which qualify as Small Business Lending Fund (SBLF) loans, particularly through its loan production offices.  As a result of this growth in SBLF qualified loans, the Company has locked in the lowest preferred dividend rate available under the program of 1% until the first quarter of 2016.  Interest income in 2014 has also benefitted from reduced premium amortization on mortgage backed securities due to slower mortgage prepayment speeds.  Total interest expense for the first six months of 2014 declined by $97,000 from the first six months of 2013 due to the Company’s proactive efforts to reduce deposit costs.  Even with this reduction in deposit costs, the Company still experienced growth in deposits which reflects the loyalty of our core deposit base and ongoing efforts to cross sell new loan customers into deposit products.  Specifically, total deposits averaged a record level of $866 million for the first half of 2014 which is $28 million, or 3.3%, higher than the $839 million average in the first half of 2013.

The Company did not record a provision for loan losses in the second quarter of 2014 as compared to a $150,000 provision recorded in the second quarter of 2013.  For the six month period in 2014, the Company also did not record a provision for loan losses compared to a $100,000 negative provision in the first six months of 2013.  The Company continued to maintain outstanding asset quality in the first half of 2014.  At June 30, 2014, non-performing assets totaled $4.5 million, or 0.56%, of total loans which is comparable with the level they have averaged for the past six quarters.  The Company experienced net loan recoveries in both the second quarter of 2014 and 2013.  For the six month periods, there were modest net loan recoveries of $46,000, or 0.01%, of total loans in 2014 compared to net loan charge-offs of $1.3 million, or 0.37% of total loans in 2013.  When determining the provision for loan losses, the Company considers a number of factors, some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided a strong 256% coverage of non-performing loans, and was 1.26% of total loans at June 30, 2014, compared to 327% of non-performing loans, and 1.29% of total loans, at December 31, 2013.

Total non-interest income in the second quarter of 2014 decreased by $437,000, or 10.7%, from the prior year’s second quarter and for the first six months of 2014 decreased by $721,000, or 9.1%, when compared to the first six months of 2013.  The 2014 declines reflect reduced revenue from residential mortgage banking activities due to lower refinance activity as a result of higher mortgage rates and reduced purchase activity particularly in the first quarter of 2014.  This caused gains realized on residential mortgage loan sales into the secondary market and other mortgage related fees to decrease by a total of $138,000 for the second quarter and $507,000 for the first six months of 2014.  Other factors contributing to the non-interest income decline in the second quarter of 2014 included a $203,000 decrease in bank owned life insurance revenue due to the receipt of a death claim in the prior year and a $78,000 loss realized on the sale of an other real estate owned property which contributed to the decline in other income in the second quarter of 2014.  For the six month period, these negative items were partially offset by increased fees from our trust and wealth management businesses and increased gains realized on the sale of investment securities.  Specifically, trust and investment advisory fees increased by $100,000, or 2.6%, for first half of 2014 due to increased assets under management which reflects both successful new business development activities and market appreciation of existing assets.  Gains realized on the sale of investment securities increased by $106,000 for the first six months of 2014 as the Company took advantage of market opportunities to sell certain rapidly prepaying mortgage backed securities.  At June 30, 2014, the Company’s available for sale investment securities portfolio still had a market value that exceeded its book value by approximately $3.0 million.

Total non-interest expense in the second quarter of 2014 increased by $178,000, or 1.7%, from the prior year’s second quarter and for the first six months of 2014 increased by $294,000, or 1.4%, when compared to the first six months of 2013.  Salaries and employee benefits were down modestly between periods as the benefits of lower pension expense and incentive compensation expense were partially offset by increased health insurance premiums.  Professional fees increased by $314,000 in the second quarter of 2014 and $587,000 for the six month period due to higher legal costs and new recurring costs related to outsourcing our computer operations and statement processing to a third party vendor.  The overall cost savings benefit from outsourcing these services is captured in lower personnel costs in these departments and reduced software expense which is a key factor contributing to the decline in other expenses of $75,000 for the second quarter and $322,000 for the six month period in 2014.  Finally, the Company recorded an income tax expense of $812,000, or an effective tax rate of 29.8%, in the first half of 2014 compared to income tax expense of $864,000, or an effective tax rate of 28.9%, for the first half of 2013.  The effective tax rate was modestly lower in 2013 due to an increased level of tax free earnings from bank owned life insurance.

The Company had total assets of $1.06 billion, shareholders’ equity of $116 million, a book value of $5.05 per common share and a tangible book value of $4.38 per common share at June 30, 2014.  The Company has increased its tangible book value per share by 8.7% over the past twelve months.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.23%, an asset leverage ratio of 11.56% and a tangible common equity to tangible assets ratio of 7.83% at June 30, 2014.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2014

(In thousands, except per share and ratio data)

(Unaudited)

2014

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$930	$979	$1,909
Net income available to common shareholders	877	927	1,804

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.36%	0.37%	0.37%
Return on average equity	3.30	3.41	3.35
Net interest margin	3.56	3.47	3.52
Net charge-offs (recoveries) as a percentage of average loans	-	(0.02)	(0.01)
Loan loss provision (credit) as a percentage of average loans	-	-	-
Efficiency ratio	89.02	88.29	88.66

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.10
Average number of common shares outstanding	18,786	18,795	18,790
Diluted	0.05	0.05	0.10
Average number of common shares outstanding	18,904	18,936	18,920
Cash dividends declared	$0.01	$0.01	$0.02

2013

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,056	$1,070	$2,126
Net income available to common shareholders	1,004	1,018	2,022

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.43%	0.43%	0.43%
Return on average equity	3.86	3.86	3.86
Net interest margin	3.59	3.50	3.54
Net charge-offs (recoveries) as a percentage of average loans	0.76	(0.02)	0.37
Loan loss provision (credit) as a percentage of average loans	(0.14)	0.08	(0.03)
Efficiency ratio	89.52	86.28	87.89

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.11
Average number of common shares outstanding	19,168	19,039	19,103
Diluted	0.05	0.05	0.11
Average number of common shares outstanding	19,257	19,128	19,192
Cash dividends declared	$0.00	$0.01	$0.01

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2014

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,051,108	$1,063,717
Short-term investments/overnight funds	9,019	8,013
Investment securities	154,754	153,603
Loans and loans held for sale	789,620	804,675
Allowance for loan losses	10,109	10,150
Goodwill	12,613	12,613
Deposits	875,333	873,908
FHLB borrowings	40,483	52,677
Shareholders’ equity	114,590	115,946
Non-performing assets	3,274	4,469
Asset leverage ratio	11.50%	11.56%
Tangible common equity ratio	7.80	7.83
PER COMMON SHARE:
Book value (A)	$4.97	$5.05
Tangible book value (A)	4.31	4.38
Market value	3.85	3.48
Trust assets – fair market value (B)	$1,692,663	$1,873,996

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	347	345
Branch locations	18	17
Common shares outstanding	18,793,388	18,794,888

2013

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$999,718	$1,025,084	$1,038,144	$1,056,036
Short-term investments/overnight funds	23,995	9,291	8,646	9,778
Investment securities	162,866	168,284	167,110	160,165
Loans and loans held for sale	717,852	751,522	763,681	786,748
Allowance for loan losses	10,960	11,145	11,183	10,104
Goodwill	12,613	12,613	12,613	12,613
Deposits	847,189	840,272	852,211	854,522
FHLB borrowings	16,000	50,292	52,096	66,555
Shareholders’ equity	111,445	109,282	110,370	113,307
Non-performing assets	4,387	5,027	5,037	4,109
Asset leverage ratio	11.58%	11.52%	11.44%	11.45%
Tangible common equity ratio	7.88	7.47	7.48	7.64
PER COMMON SHARE:
Book value (A)	$4.72	$4.70	$4.76	$4.91
Tangible book value (A)	4.06	4.03	4.09	4.24
Market value	3.13	2.74	3.15	3.03
Trust assets – fair market value (B)	$1,566,236	$1,562,366	$1,599,402	$1,668,654

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	357	360	358	352
Branch locations	18	18	18	18
Common shares outstanding	19,168,188	18,784,188	18,784,188	18,784,188

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2014

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$9,032	$8,939	$17,971
Interest on investments	1,063	1,044	2,107
Total Interest Income	10,095	9,983	20,078

INTEREST EXPENSE
Deposits	1,211	1,240	2,451
All borrowings	359	359	718
Total Interest Expense	1,570	1,599	3,169

NET INTEREST INCOME	8,525	8,384	16,909
Provision (credit) for loan losses	-	-	-
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,525	8,384	16,909

NON-INTEREST INCOME
Trust and investment advisory fees	2,032	1,948	3,980
Service charges on deposit accounts	478	501	979
Net realized gains on loans held for sale	101	171	272
Mortgage related fees	117	160	277
Net realized gains on investment securities	57	120	177
Bank owned life insurance	187	185	372
Other income	560	553	1,113
Total Non-Interest Income	3,532	3,638	7,170

NON-INTEREST EXPENSE
Salaries and employee benefits	6,314	6,107	12,421
Net occupancy expense	839	717	1,556
Equipment expense	470	494	964
Professional fees	1,308	1,464	2,772
FDIC deposit insurance expense	160	154	314
Other expenses	1,647	1,684	3,331
Total Non-Interest Expense	10,738	10,620	21,358

PRETAX INCOME	1,319	1,402	2,721
Income tax expense	389	423	812
NET INCOME	930	979	1,909
Preferred stock dividends	53	52	105
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$877	$927	$1,804

2013

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$8,628	$8,590	$17,218
Interest on investments	1,074	1,037	2,111
Total Interest Income	9,702	9,627	19,329

INTEREST EXPENSE
Deposits	1,350	1,288	2,638
All borrowings	310	318	628
Total Interest Expense	1,660	1,606	3,266

NET INTEREST INCOME	8,042	8,021	16,063
Provision (credit) for loan losses	(250)	150	(100)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,292	7,871	16,163

NON-INTEREST INCOME
Trust and investment advisory fees	1,881	1,999	3,880
Service charges on deposit accounts	511	538	1,049
Net realized gains on loans held for sale	386	241	627
Mortgage related fees	201	228	429
Net realized gains on investment securities	71	-	71
Bank owned life insurance	201	388	589
Other income	565	681	1,246
Total Non-Interest Income	3,816	4,075	7,891

NON-INTEREST EXPENSE
Salaries and employee benefits	6,331	6,176	12,507
Net occupancy expense	773	751	1,524
Equipment expense	455	455	910
Professional fees	1,035	1,150	2,185
FDIC deposit insurance expense	134	151	285
Other expenses	1,894	1,759	3,653
Total Non-Interest Expense	10,622	10,442	21,064

PRETAX INCOME	1,486	1,504	2,990
Income tax expense	430	434	864
NET INCOME	1,056	1,070	2,126
Preferred stock dividends	52	52	104
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,004	$1,018	$2,022

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2014

2013

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$795,233	$791,270	$728,189	$727,846
Deposits with banks	7,512	6,749	9,511	8,324
Short-term investment in money market funds	2,296	3,231	5,702	5,057
Total investment securities	157,348	160,069	169,482	166,559
Total interest earning assets	962,389	961,319	912,884	907,786

Non-interest earning assets:
Cash and due from banks	15,267	15,618	16,470	16,845
Premises and equipment	13,194	13,171	12,799	12,475
Other assets	69,538	69,689	75,924	78,961
Allowance for loan losses	(10,122)	(10,132)	(10,989)	(11,768)

Total assets	$1,050,266	$1,049,665	$1,007,088	$1,004,299

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$100,249	$91,433	$74,721	$68,850
Savings	89,871	89,202	88,919	88,058
Money market	229,626	229,170	208,050	210,626
Other time	304,022	303,583	309,318	311,667
Total interest bearing deposits	723,768	713,388	681,008	679,201
Borrowings:
Federal funds purchased and other short-term borrowings	7,249	18,441	12,067	9,966
Advances from Federal Home Loan Bank	30,378	28,544	16,000	15,774
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	774,480	773,458	722,160	718,026

Non-interest bearing liabilities:
Demand deposits	152,976	152,894	160,773	159,512
Other liabilities	7,582	8,519	12,860	15,634
Shareholders’ equity	115,228	114,794	111,295	111,127
Total liabilities and shareholders’ equity	$1,050,266	$1,049,665	$1,007,088	$1,004,299